(d)(17)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA MUTUAL FUNDS

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1)	A	C	I	O	P	P3	R	R6	T	W
Voya CBRE Global Infrastructure Fund Initial Term for Classes A, I, and T Expires March 1, 2019 Initial Term for Classes C and W Expires March 1, 2020	1.35%	2.10%	1.10%	N/A	N/A	N/A	N/A	N/A	1.35%	1.10%
Voya CBRE Long/Short Fund Initial Term for Classes A, I, and T Expires March 1, 2019	1.89%	N/A	1.64%	N/A	N/A	N/A	N/A	N/A	1.89%	N/A
Voya Diversified Emerging Markets Debt Fund(2) Initial Term for Classes A, C, I, and W Shares Expires March 1, 2014 Initial Term for Class T Expires March 1, 2019	1.25%	2.00%	0.95%	N/A	N/A	N/A	N/A	N/A	1.25%	1.00%

(1) This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2) The maximum operating expense limit includes the acquired fund fees and expenses.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1)	A	C	I	O	P	P3	R	R6	T	W
Voya Global Bond Fund Initial Term Expires March 1, 2008 Initial Term for Class O Shares Expires March 1, 2010 Initial Term for Class W Shares Expires March 1, 2011 Initial Term for Class R Shares Expires March 1, 2012 Initial Term for Class P Shares Expires March 1, 2014 Term for Class I Shares Expires March 1, 2014 Initial Term for Class R6 Shares Expires March 1, 2015 Initial Term for Class T Expires March 1, 2019. Initial Term for Class P3 Expires March 1, 2019	0.90%	1.65%	0.65%	0.90%	0.15%	0.00%	1.15%	0.65%	0.90%	0.65%
Voya Global Corporate Leaders® 100 Fund Initial Term for Classes A and I Shares Expires March 1, 2019 Initial Term for Class T Expires March 1, 2019	0.91%	N/A	0.56%	N/A	N/A	N/A	N/A	N/A	0.91%	N/A

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The maximum operating expense limit includes the acquired fund fees and expenses.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1)	A	C	I	O	P	P3	R	R6	T	W
Voya Global Perspectives® Fund(2) Term Expires March 1, 2015 Initial Term for Class T Expires March 1, 2019	1.23%	1.98%	0.98%	N/A	N/A	N/A	1.48%	N/A	1.23%	0.98%
Voya Global Real Estate Fund Term for Classes A, C, I, O, R, R6, T, and W Expires March 1, 2019 Initial Term for Class P3 Expires March 1, 2019	1.30%	2.05%	1.05%	1.30%	N/A	0.00%	1.55%	1.00%	1.30%	1.05%
Voya International High Dividend Low Volatility Fund (formerly, Voya Global High Dividend Low Volatility Fund) Term Expires March 1, 2020 Initial Term for Class P3 Expires March 1, 2020	0.90%	N/A	0.65%	N/A	N/A	0.00%	N/A	N/A	0.90%	N/A
Voya Multi-Manager Emerging Markets Equity Fund Term Expires March 1, 2014 Initial Term for Class P3 Expires March 1, 2019 Initial Term for Class P Expires March 1, 2020	1.60%	2.35%	1.35%	N/A	0.15%	0.00%	1.85%	N/A	N/A	1.35%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The maximum operating expense limit includes the acquired fund fees and expenses.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1)	A	C	I	O	P	P3	R	R6	T	W
Voya Multi-Manager International Equity Fund Term Expires March 1, 2018 Initial Term for Class P3 Expires March 1, 2019 Initial Term for Class P Expires March 1, 2020	N/A	N/A	0.97%	N/A	0.15%	0.00%	N/A	N/A	N/A	N/A
Voya Multi-Manager International Factors Fund Term Expires March 1, 2018 Initial Term for Class P3 Expires March 1, 2019 Initial Term for Class P Expires March 1, 2020	N/A	N/A	0.75%	N/A	0.15%	0.00%	N/A	N/A	N/A	0.75%
Voya Multi-Manager International Small Cap Fund Term Expires March 1, 2017 Initial Term for Class P3 Expires March 1, 2020	1.95%	2.60%	1.40%	1.85%	N/A	0.00%	N/A	N/A	N/A	1.60%
Voya Russia Fund Term for Class A, Class I, and Class W Shares Expires March 1, 2015	2.15%	N/A	1.90%	N/A	N/A	N/A	N/A	N/A	N/A	1.90%

/s/ HE
HE

Effective Date: March 1, 2019, to add Class P shares for Voya Multi-Manager Emerging Markets Equity Fund, Voya Multi-Manager International Equity Fund, and Voya Multi-Manager International Factors Fund, to add Class P3 shares for Voya International High Dividend Low Volatility Fund and Voya Multi-Manager International Small Cap Fund, to add Class C and Class W shares for Voya CBRE Global Infrastructure Fund, and to modify the expense limits for Voya International High Dividend Low Volatility Fund.

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The maximum operating expense limit includes the acquired fund fees and expenses.